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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-61590) pertaining to the Dividend Reinvestment Plan and (Form S-8 No. 33-61596) pertaining to the Employees' Stock Purchase Plan of IBT Bancorp, of our report dated February 1, 2002, which appears on page 30 of this Annual Report (Form 10-K) for the years ended December 31, 2001, 2000 and 1999.




Rehmann Robson
Saginaw, Michigan
March 14, 2002








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